1 DIGITAL MEDIA SOLUTIONS, INC. EXECUTIVE SEVERANCE PLAN PLAN DOCUMENT AND SUMMARY PLAN DESCRIPTION This Digital Media Solutions, Inc. Executive Severance Plan (the “Plan”) is being adopted by Digital Media Solutions, Inc. (together with any successors thereto, “DMS” and, together with its subsidiaries, the “Company”). The Plan, as set forth herein, is intended to provide severance pay and benefits to certain executive employees in the event that their service with the Company is terminated due to certain qualifying events as described herein, and is intended to reinforce and encourage the continued attention and dedication of these individuals. This document constitutes both the plan document and the summary plan description for the Plan. The Plan is intended to be an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA and a “severance pay plan” within the meaning of Department of Labor Regulations Section 2510.3-2(b). The severance benefits payable under this Plan apply to covered terminations of employment on or after August 4, 2022. 1. Defined Terms. For purposes of the Plan, the following terms shall have the meanings indicated below: 1.1 “Administrator” means the Compensation Committee of the Board. 1.2 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. 1.3 “Base Compensation” means a Participant’s annualized base salary in effect during the last regularly scheduled payroll period immediately preceding such Participant’s Date of Termination. For the avoidance of doubt, a Participant’s Base Compensation shall not include any bonus, commission or other equity or incentive compensation. 1.4 “Benefit Continuation Period” means the period specified in Section 4.1(a)(ii), which commences as of the date a Participant’s Employee Benefits coverage would cease due to the Participant’s Qualifying Termination. 1.5 “Board” means the Board of Directors of DMS. 1.6 “Cause” shall, with respect to a Participant, have the meaning provided in any employment agreement between such Participant and the Company or, if there is no such agreement (or such agreement does not define “Cause”), shall mean (a) the Participant’s commission of any felony, misdemeanor involving moral turpitude, or any other act involving fraud, theft, misappropriation, dishonesty, or embezzlement, (b) the Participant’s commission of any act that materially impairs the goodwill or business of the Company or causes, or could reasonably be expected to cause, material damage to the Company’s property, goodwill, reputation or business, (c) the Participant’s refusal to, or willful failure to, perform his or her material duties to the Company, or (d) the Participant’s material violation of any written Company policies or procedures. Any voluntary termination of employment by a Participant in anticipation of a termination for Cause under this Section 1.6 shall be deemed a termination for Cause.

2 1.7 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. 1.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time. 1.9 “Date of Termination” means the date on which a Participant experiences a Qualifying Termination. 1.10 “Employee Benefits” means the Company-sponsored group health benefits (medical, dental, and vision) that a Participant (and any of his or her dependents) was enrolled in on the day before his or her Qualifying Termination. The Company reserves the right to amend or terminate its Employee Benefits at any time. 1.11 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. 1.12 “Good Reason” shall, with respect to a Participant, have the meaning provided in any employment agreement between such Participant and the Company or, if there is no such agreement (or such agreement does not define “Good Reason”), shall mean, without the Participant’s consent: (a) a material reduction in the Participant’s base salary, (b) a material diminution in the Participant’s responsibilities, authority, or duties; (c) a material breach by the Company of any written employment agreement between the Participant and the Company, or (d) a requirement by the Company that the Participant change his or her principal place of employment to a location outside of a fifty (50)-mile radius of his or her principal place of employment; provided, however, that the occurrence of any event described in this Section 1.12 will only constitute Good Reason if (i) the Participant gives the Company written notice of his or her intention to terminate his or her employment for Good Reason, stating the event constituting grounds for such termination within sixty (60) days of the initial occurrence of such event; (ii) the relevant circumstances or conditions are not remedied by the Company within thirty (30) days after receipt by the Company of written notice from the Participant (the “Cure Period”); and (iii) the Participant terminates his or her employment within sixty (60) days following the expiration of the Cure Period. 1.13 “Participant” means the employees set forth on Annex A (as may be added to from time to time). 1.14 “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity. 1.15 “Pro-rated Target Bonus” means the Participant’s target annual cash bonus opportunity for the fiscal year of the Qualifying Termination, multiplied by a fraction (which may not exceed one), the numerator of which is the number of days in the fiscal year of the Qualifying Termination up to and including the date of the Qualifying Termination and the denominator of which is 365. 1.16 “Qualifying Termination” means a Participant’s termination of employment (a) by the Company without Cause, or (b) by the Participant for Good Reason. Notwithstanding anything contained herein, in no event shall a Participant be deemed to have experienced a Qualifying Termination (i) solely due to a termination of the Participant’s employment or service with the Company where the Participant is offered comparable employment or service with the Company or an Affiliate (or with a successor entity or an affiliate thereof, as applicable), as determined in the sole discretion of the Administrator, or (ii) as a result of the Participant’s death or disability. 1.17 “Release” means a general waiver and release of claims for the benefit of the Company and its Affiliates in the Company’s then-applicable form.

3 1.18 “Section 409A” means Section 409A of the Code, together with Department of Treasury regulations and other official guidance promulgated thereunder. 1.19 “Separation from Service” means a Participant’s “separation from service” from the Company within the meaning of Section 409A. 1.20 “Severance Benefits” means, with respect to a Participant, collectively, the severance pay and benefits set forth in Section 4.1(a) of this Plan. 2. Effectiveness of the Plan. The Plan shall become effective as of August 4, 2022. 3. Administration. Subject to Section 11.3 hereof, the Plan shall be interpreted, administered and operated by the Administrator, which shall be the “named fiduciary” of the Plan for purposes of ERISA and will be subject to the fiduciary standard of ERISA when acting in such capacity. The Administrator shall have sole discretionary power and authority to (i) construe and interpret the terms and provisions of the Plan and any issues arising out of, relating to, or resulting from the administration and operation of the Plan, (ii) determine all rights, benefits, duties, and entitlements under the Plan, including with respect to eligibility, amounts of benefits payable, and duration of coverage, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) make all other legal or factual determinations necessary or advisable for the administration of the Plan, which construction, interpretation, and determination shall be binding on all persons, entities and parties, including any employees and shall be given the maximum possible deference allowed by law. The Administrator may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate. The Company shall indemnify and hold harmless the Administrator or its designees from and against any liability, loss, cost, or expense arising from any action or inaction by such parties in connection with their responsibilities under the Plan (unless constituting fraud or a willful criminal act or omission), to the maximum extent permitted by law and the Company’s governing documents. 4. Severance Benefits. 4.1 Eligibility. (a) Qualifying Termination. Subject to the terms and conditions of this Plan, if a Participant experiences a Qualifying Termination, then subject to and conditioned upon the Participant’s timely execution and non-revocation of a Release in accordance with Section 4.2 hereof and subject to Sections 6.3 and 8 hereof, the Participant will be eligible to receive the following severance payments and benefits: (i) a lump sum payment (“Severance Pay”) equal to the Participant’s Base Compensation multiplied by the “multiplier” listed below, plus the Participant’s Pro-rated Target Bonus: Base Compensation Multiplier 1.0X (0.5X if the Participant has been employed by the Company fewer than three years, unless the Participant is party to an offer letter or other agreement with the Company that specifies a longer time period/multiplier, in which case such longer time period/multiplier shall control) (ii) provided the Participant timely elects to continue Employee Benefits under COBRA continuation coverage and does not revoke such election, payment of the full monthly

4 applicable premiums for such Employee Benefits (including the Participant’s eligible dependents who were participating immediately prior to the Date of Termination) for the lesser of (A) twelve (12) months or (B) the date upon which the Participant ceases to be eligible for COBRA for any reason, including that he or she is eligible for coverage under another employer’s group health plan (in which case the Participant has an affirmative obligation to report, in writing, any relevant facts to the Company within 10 business days of the occurrence of the event). Following expiration of the Benefits Continuation Period, if the Participant remains eligible for COBRA continuation coverage, his or her continuation of Employee Benefits under COBRA (if any) shall be at his or her sole expense. If the Company cannot continue benefits under this Section 4.1(a)(ii) because of Section 409A or operation of other law, the Company shall compensate the Participant for the monthly applicable premium costs of replacing such benefits for the relevant period; and to the extent the continuation of such benefits is, or ever becomes, taxable to the Participant, the Company shall administer such continuation coverage consistent with the following additional requirements as set forth in Treasury Regulation Section 1.409A-3(i)(1)(iv): (A) the Participant’s eligibility for such benefits in one year shall not affect the Participant’s eligibility for benefits in any other year; (B) any reimbursement of eligible expenses shall be made on or before the last day of the year following the year in which the expense was incurred; and (C) the Participant’s right to such benefit shall not be subject to liquidation or exchange for another benefit; and (iii) outplacement services with a vendor selected by the Company (with the Company directly providing payment to such vendor) for a period of up to six (6) months; provided that the Participant initiates outplacement services within forty-five (45) days of the effective date of the Release. (b) Any Severance Benefits for which the Participant may be eligible hereunder shall be offset dollar for dollar by reducing such Severance Benefits by any severance pay, salary continuation, termination pay or similar pay or allowance which the Participant receives or is entitled to receive (i) under any other Company plan, policy, practice, program, or arrangement; (ii) pursuant to any employment agreement or other agreement with the Company; or (iii) by virtue of any law, custom, or practice. Severance Benefits provided to a Participant under this Plan shall also be offset by reducing such Severance Benefits by any severance pay, salary continuation pay, termination pay, or similar pay or allowance received by the Participant as a result of any prior termination of employment with the Company. (c) Provided the Participant satisfies all of the requirements of this Paragraph 4, the Company shall pay the Severance Pay, as applicable, to the Participant, in a single lump sum on the first payroll date occurring on or after the 60th day following the Date of Termination. 4.2 Release. Notwithstanding anything herein to the contrary, a Participant shall not be eligible to receive any Severance Benefits under the Plan unless he or she timely executes and delivers a Release after the Date of Termination in the time and manner specified in such Release, and does not revoke such Release. If a Participant fails or refuses to timely execute a Release or revokes it (if a revocation right is applicable), he or she shall not be entitled to receive any Severance Benefits. If a Participant fails to comply with the terms of the Release, or the Company determines that grounds existed at the time of the Qualifying Termination to terminate the Participant for Cause, the Company reserves the right to withhold and terminate any Severance Benefits under this Plan and to require the Participant to repay the gross amount that he or she may have previously received under the Plan. 4.3 Accrued Obligations. In addition to the Severance Benefits, if a Participant experiences a Qualifying Termination, then (a) the Company shall pay the Participant any unpaid base salary or hourly

5 wage rate due for periods prior to and including the Date of Termination; and (b) the Company shall pay the Participant all of the Participant’s accrued and unused vacation and paid time-off through the Date of Termination in accordance with the applicable Company program or policy, regardless of whether the Participant executes and delivers a Release. 4.4 Limitations. Notwithstanding any provision of this Plan to the contrary, if (a) a Participant’s employment or service with the Company is terminated other than due to a Qualifying Termination, or (b) a Participant fails to timely execute and deliver a Release (or revokes a Release), such Participant shall have no right to receive any Severance Benefits under this Plan. 5. Claims Procedures; Time Limit for Legal Action 5.1 Initial Claims for Benefits. (a) Any Participant who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Administrator. If the claim is denied (in whole or in part), the claimant shall be provided a written or electronic response from the Administrator. The Administrator’s response shall include the following information: (i) The specific reason(s) for the denial; (ii) Reference to the specific Plan provision(s) upon which the denial was based; (iii) A description of any additional or material information that is necessary for the appeal of the denied claim to be successful, and an explanation of why this information is necessary; (iv) An explanation of the review procedure summarized below, including the time limits applicable to the review procedures and the claimant’s rights to submit written comments and have them considered, the claimant’s right to review (upon request and at no charge) relevant documents and other information; and (v) A statement that the claimant has a right to bring a civil action under ERISA Section 502(a) following a denial of an appeal of the claim. (b) The denial notice shall be furnished to the claimant no later than ninety (90) days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines than an extension of time for processing is required, then notice of the extension shall be furnished to the claimant prior to the expiration of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The notice shall inform the claimant of the special circumstances requiring the extension of time and the date by which the claimant can expect a decision. 5.2 Appeal Procedure. (a) If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim. Any such request for review must be submitted to the Administrator no more than sixty (60) days following the date on which the denial notice is received by the claimant, and any request for review submitted after this deadline shall not be considered by the Administrator. In the case of any timely request for review, the

6 Administrator shall afford the claimant a full and fair review of the decision denying the claim and shall provide the claimant with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. Further, the Administrator shall provide, upon request and free of charge, reasonable access to, and copies of all documents, records and other information (other than documents, records and other information that is legally privileged) relevant to the claimant’s claim for benefits. The Administrator’s review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. (b) If the claim is subsequently also denied by the Administrator, in whole or in part, then the claimant shall be furnished with a denial notice that shall contain the following: (i) Specific reason(s) for the denial; (ii) Reference to the specific Plan provision(s) on which the denial is based; (iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to (and copies of) all documents, records, and other information releveant to the claim; and (iv) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following the denial on review. (c) The decision on review shall be issued within sixty (60) days following the request for review. The period for decision may, however, be extended up to one hundred and twenty (120) days after such receipt if the Administrator determines that special circumstances require extension. In the case of an extension, notice of the extension shall be furnished to the claimant (or his or her authorized representative) prior to the expiration of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the claimant can expect a decision. 5.3 Time Limit to Bring Suit. Neither a claimant, employee, or his or her authorized representative, or any other person, may bring a lawsuit to recover benefits under the Plan until he or she has exhausted the internal administrative process described above. Any legal action must be commenced within one (1) year following the issuance of a final decision on the claim for benefits, or the expiration of the appeal decision period if no decision is issued. This one-year statute of limitations on suits for all severance benefits available under the Plan shall apply in any forum where any such suit may be initiated. 6. Section 409A. 6.1 General. All amounts payable under the Plan are intended to comply with the “short term deferral” exception from Section 409A specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. Notwithstanding the foregoing, to the extent that any amounts payable in accordance with the Plan are subject to Section 409A, the Plan shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible. If the Company determines that any compensation or benefits payable under this Plan may not be either compliant with or exempt from Section 409A, the Company may adopt such amendments to this Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions, that the Company

7 determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (a) exempt the compensation and benefits payable under this Plan from Section 409A, and/or (b) comply with the requirements of Section 409A; provided, however, that (i) no such action shall be taken without a Participant’s written consent to the extent that any such action would materially and adversely affect such Participant’s rights hereunder, and (ii) this Section 6.1 shall not create any obligation on the part of the Company or any of its Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company or any of its Affiliates have any liability for failing to do so. 6.2 Release. Any Severance Benefits subject to Section 409A that are subject to the delivery of a Release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall be paid or begin to be paid only in the calendar year in which the consideration period or, if applicable, release revocation period, expires, as necessary to comply with Section 409A. 6.3 Non-qualified Deferred Compensation; Potential Six-Month Delay; Separate Payments. (a) For purposes of this Plan, a termination of employment shall not be deemed to have occurred unless such termination is also a Separation from Service and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “Separation from Service.” Notwithstanding anything to the contrary in this Plan, if the payment of any amount subject to Section 409A is triggered by a Separation from Service that occurs while a Participant is a “specified employee” within the meaning of that term under Section 409A, no payment shall be made prior to the earlier of (i) the first business day following the expiration of the six (6) month period measured from the date of the Participant’s Separation from Service in accordance with the presumptions set forth in Treasury Regulations Section 1.409A-1(h), or (ii) the death of the Participant. Upon the expiration of the delay period required by Section 409A, all payments and benefit deferred under this paragraph otherwise payable shall commence to be paid (without interest) by the end of the first month following the expiration of the delay period. In the event of a Participant’s death, any amounts delayed under this paragraph shall be paid to the personal representative of the Participant’s estate as soon as practicable but in all events within sixty (60) days after the date of his or her death. (b) Any installment payment of compensation under the Plan shall be treated as a separate payment of compensation for purposes of applying Section 409A of the Code. 7. No Mitigation. No Participant shall be required to seek other employment or service or to attempt in any way to reduce or mitigate any Severance Benefits payable under this Plan. 8. Section 280G. If any payment due under the Plan, together with all other payments and benefits that a Participant receives or is entitled to receive from the Company or any of its subsidiaries, affiliates or related entities (all such payments, the “Total Payments”), would (if paid or provided) constitute an excess parachute payment for purposes of Section 280G of the Code, the amounts that are otherwise payable under the Plan will either (a) be delivered in full, or (b) be limited to the minimum extent necessary to ensure that no portion of the Total Payments will fail to be tax-deductible to the Company by reason of Section 280G of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of payments and benefits, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code. All determinations required to be made under this Section 8 shall be made by an accounting firm or consulting group with experience in performing calculations regarding

8 the applicability of Section 280G of the Code selected by the Company and such determinations shall be final and binding on all Persons. 9. Successors. 9.1 Company Successors. This Plan shall inure to the benefit of and shall be binding upon the Company, any successor entity and their successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under this Plan. For all purposes of this Plan, the term “Company” shall include any successor to the Company’s business and/or assets (whether by contract or by operation of law). 9.2 Participant Successors. This Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant shall die while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of this Plan to the personal representative of such Participant’s estate. 10. Notices. All communications relating to matters arising under this Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt: To the Company: Digital Media Solutions, Inc. 4800 140th Avenue North Suite 101 Clearwater, FL 33762 Attn: General Counsel 11. Miscellaneous. 11.1 Entire Plan. This Plan contains the entire understanding of the parties relating to the subject matter hereof. 11.2 No Right to Continued Service. Nothing contained in this Plan shall (a) confer upon any Participant or any other Person any right to continue as an employee or other service provider of the Company or any of its Affiliates, (b) constitute any contract of employment or service or agreement to continue employment or service for any particular period, or (c) interfere in any way with the right of the Company or any of its Affiliates to terminate a service relationship with any Participant, with or without Cause. 11.3 Termination and Amendment of Plan. The Company, through the Administrator, reserves the right to amend or terminate the Plan or the benefits provided hereunder at any time, provided, however, that no such amendment or termination will apply to any Participant who would be materially adversely affected by such amendment or termination, unless such Participant consents in writing to such amendment or termination.

9 11.4 Withholding. The Company and its Affiliates shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Severance Benefits payable under this Plan. 11.5 Benefits not Assignable. Except as otherwise provided herein or by law, (a) no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner, (b) no attempted assignment or transfer thereof shall be effective and (c) no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under this Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative. 11.6 Applicable Law. This Plan shall be construed and interpreted in accordance with the laws of the State of Florida without reference to the conflict of laws provisions thereof, to the extent not preempted by federal law, which shall otherwise control. 11.7 Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect. 11.8 Captions. The captions contained in this Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions. 11.9 Expenses. The expenses of administering the Plan shall be borne by the Company or any successor entity. 11.10 Unfunded Plan. The Plan is intended to be an “unfunded” plan with respect to Severance Benefits. With respect to any Severance Benefits not yet paid to a Participant, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Successor Entity. 11.11 Right to Require Information and Reliance Thereon. The Administrator shall have the right to require Participants, and others to provide it and its agents with such information, in writing, and in such form as the Administrator may deem necessary or appropriate to administer the Plan, and the Administrator may rely on that information in carrying out its duties. Any payment to a Participant in accordance with the provisions of the Plan in good faith reliance upon any written information provided by the Participant shall be in full satisfaction of all claims by the Participant. 12. General Plan Information Plan Name: Digital Media Solutions, Inc. Executive Severance Plan Type of Plan: Unfunded welfare benefit plan Plan Sponsor: Digital Media Solutions, Inc. Identification Numbers: EIN: 98-1399727 PLAN: 502 Plan Year: January 1 – December 31, with a short initial plan year from [date] through December 31, 2022

10 Plan Administrator: Digital Media Solutions, Inc. ATTN: Chief Executive Officer 4800 140TH Avenue North, Suite 101 Clearwater, FL. 33762 727-287-0426 Agent for Service of Legal Process: General Counsel Digital Media Solutions, Inc. 4800 140TH Avenue North, Suite 101 Clearwater, FL. 33762 727-287-0426 Funding Mechanism: Severance benefits are paid out of the Company’s general assets. STATEMENT OF ERISA RIGHTS As a Participant in the Digital Media Solutions, Inc. Executive Severance Plan, you are entitled to certain rights and protections. ERISA provides that all Plan participants shall be entitled to: Receive information about the Plan and benefits • Examine, without charge, at the Plan Administrator’s office and other specified locations, such as worksite, all documents governing the Plan, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration (if applicable). • Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, and copies of the latest annual report (Form 5500 Series) (if applicable) and updated summary plan description (if applicable). The Plan Administrator may make a reasonable charge for the copies. Prudent actions by Plan fiduciaries In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, or any other person, may fire you or otherwise discriminate against you to prevent you from either obtaining any Plan benefit or exercising your rights under ERISA. Enforce your rights If your claim for a Plan benefit is denied or ignored in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 per day until you receive the materials (unless the materials were not sent because of reasons beyond the control of the Plan Administrator). If you have a claim for benefits which is denied or

11 ignored, in whole or in part, you may file suit in a state or Federal court subsequent to exhausting the Plan’s claims and appeals procedures. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if the court finds your claim is frivolous). Assistance with your questions If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration. IN WITNESS WHEREOF, Digital Media Solutions, Inc. hereby adopts this Digital Media Solutions, Inc. Executive Severance Plan, effective as of August 4, 2022. DIGITAL MEDIA SOLUTIONS, INC. By: ____________________________________ Printed Name: ___________________________ Its: ____________________________________ Date: __________________________________

12 51679327.v1-OGLETREE ANNEX A Joseph Marinucci Fernando Borghese Richard Rodick Jason Rudolph Matt Goodman Anthony Saldana Cliff Libby Jessica Jones Taryn Lomas 49727789.1